ATSG Reports Strong Fourth Quarter, 2018 Results

•	4Q Revenues increase 27 percent, 15 percent for 2018 excluding 2017 reimbursable revenues.

•	4Q Adjusted Earnings up 23 percent, 42 percent for 2018 excluding primarily non-cash tax, warrant-related items.

•	Adjusted EBITDA up 19 percent for 4Q, 16 percent for 2018.
WILMINGTON, OH, February 27, 2019 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter and year ended December 31, 2018.

•	Customer revenues were $280.8 million in 4Q 2018 vs. same-basis $221.2 million in 4Q 2017.
Fourth-quarter 2017 revenues exclude $101.8 million in revenues from reimbursed expenses.

•	GAAP Earnings from Continuing Operations were negative $5.2 million, $0.09 per share diluted in 4Q 2018 vs. $94.1 million, $1.11 per share diluted in 4Q 2017.
Provision for income tax was $19.6 million for 2018. Due to deferred tax assets, including loss carryforwards, ATSG does not expect to pay significant federal income taxes until 2024 or later.

•	Adjusted Earnings from Continuing Operations (non-GAAP) $24.1 million in 4Q 2018 vs $19.6 million in 4Q 2017. Adjusted EPS (non-GAAP) $0.36 diluted 4Q 2018 vs. $0.28 diluted 4Q2017.
Adjusted Earnings from Continuing Operations principally exclude 2017 non-cash effects of 2017 tax cuts on ATSG’s deferred tax assets and liabilities, and the non-cash net effects of warrants issued to Amazon.com, Inc. Other 2018 adjustments include acquisition-related fee expense, and gains and losses from derivative interest rate evaluations.

•	Adjusted EBITDA from Continuing Operations (non-GAAP) up 19 percent in 4Q 2018 to $96.2 million.
Adjusted EBITDA from Continuing Operations includes the results of Omni Air starting on November 9, 2018 the date of its acquisition by ATSG.

•	2018 capital spending was $292.9 million, comparable to 2017, as ten cargo aircraft (nine Boeing 767s, one Boeing 737) were deployed in each year.
Capital expenditures in 2018 included $197 million for the acquisition of eight Boeing 767 aircraft and freighter modification costs, versus $209.4 million for eight Boeing 767s and two Boeing 737s plus modification costs in 2017. Other business investments in 2018 included $855.1 million for the acquisition of Omni Air International in November.
Adjusted Earnings per Share, Adjusted Earnings from Continuing Operations and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and are defined in the non-GAAP reconciliation tables at the end of this release. (See also the paragraphs entitled "Revenue Recognition" and "Non-GAAP Financial Measures")
Joe Hete, President and Chief Executive Officer of ATSG, said that ATSG delivered on its 2018 commitments to meet demand for its freighter aircraft by deploying ten of them during the year, while securing additional assets and businesses to ensure its growth and diversify its customer base far into the future.

“Our 2018 Adjusted EBITDA increased 16 percent to $312.1 million, our second straight year of double-digit growth in that financial metric. Our acquisitions of Omni Air and rights to twenty more 767 feedstock aircraft from the fleet of American Airlines, plus the extension and expansion of our agreements with Amazon, have strengthened our platform for sustainable, profitable and diversified growth with some of the world’s largest entities,” Hete said. “With ninety aircraft in service providing solid incremental returns, we are poised for strong growth in 2019 and superior long-term returns for our shareholders.”
2018 Business Developments

•
Diversified via Omni acquisition: Purchase in November added more than $400 million in annualized revenues and strong cash flow from charter passenger operations for the Department of Defense and others, plus the Boeing 777 platform, giving ATSG more comprehensive custom solution capabilities.

•
Agreements with Amazon extended and expanded: December deal provides for ten more 767 leases over two years, or thirty total 767s leased to Amazon by the end of 2020. Multi-year lease extensions for twenty existing 767s, and for the agreement covering ATSG airlines that operate the aircraft. Additional warrants granted to Amazon, which together with warrants granted in 2016, would allow them to acquire about 33.2% of ATSG shares, and options for more warrants based on additional aircraft leases.

•
More feedstock 767s secured: Twenty 767-300s sourced via Jetran from the American Airlines fleet to be acquired, converted and leased through 2021 under a December agreement. These will help ATSG meet strong e-commerce-driven demand for express-network cargo aircraft, perhaps augmenting Omni’s passenger fleet before conversion.

•	Labor agreement with ATI pilots: Added four years and market-competitive terms for pilots of Air Transport International flying ATSG’s 767 and 757 aircraft under CMI and ACMI agreements.

•
Freighter fleet expansion: Nine Boeing 767-300 freighters entered service in 2018, with eight to ten more 767 freighters due in 2019 based on current commitments. More than 80 percent of 767 freighters in service at year-end 2018 are dry-leased.

•
New lease customers: Dry-lease deliveries of 767s to Air Incheon and SkyTaxi in 2018 expanded ATSG’s lease-customer base. Additional leases were also completed with other customers Amerijet, CargoJet and Northern Air Cargo.

Segment Results
Cargo Aircraft Management (CAM)

CAM	Fourth Quarter		Year
($ in thousands)	2018	2017	2018	2017
Aircraft leasing and related revenues	$67,643	$57,813	$245,860	$223,546
Lease incentive amortization	(4,226)	(4,226)	(16,904)	(13,986)
Total CAM revenues	63,417	53,587	228,956	209,560
Pre-Tax Earnings	15,684	15,940	65,576	61,510
Significant Developments:

•
CAM's revenues, net of warrant-related lease incentives, increased 18 percent. Higher revenues from additional aircraft in service, including four freighter aircraft deployed in the fourth quarter, and fourth-quarter lease revenues from eleven Omni passenger aircraft, were offset by lower than anticipated revenues from delayed freighter deployments and other aircraft in transition.

•
The CAM segment’s in-service fleet at year-end 2018 comprised seventy-seven cargo aircraft and eleven passenger aircraft, including Boeing 777s, 767s, 757s, and 737s. That is eighteen more aircraft than at the end of 2017, including a net seven additional cargo aircraft. Five other 767s were undergoing conversion to freighters.

•
CAM’s pre-tax earnings for the fourth quarter were $15.7 million, down slightly from $15.9 million in the fourth quarter a year ago due primarily to the transitioning and delayed deployment effects noted above. Earnings from external customers increased for the quarter. The fourth quarter of 2017 benefited from higher aircraft engine leasing and lease-customer maintenance support. The fourth quarter of 2018 included $3.5 million in additional interest expense allocated to CAM.

•
ATSG’s aircraft leasing entities acquired three 767s during the fourth quarter for freighter conversion and redeployment in 2019. That was in addition to 11 passenger aircraft owned and operated by Omni Air International, which ATSG acquired in November. CAM expects to acquire nine additional 767s in 2019 for conversion and lease to external customers.

ACMI Services

ACMI Services	Fourth Quarter		Year
($ in thousands)	2018	2017	2018	2017
Revenues	$193,635	$127,152	$548,839	$459,272
Pre-Tax Earnings (Loss)	12,724	11,533	17,717	8,557
Significant Developments:

•
ACMI Services revenues, excluding revenues from reimbursed expenses in 2017, increased 52 percent to $193.6 million in the fourth quarter, including contributions from Omni Air but excluding reimbursement payments, principally for fuel, from 2017 revenue.

•	Pre-tax earnings were up 10 percent, to $12.7 million, also including contributions from Omni Air for a portion of the fourth quarter.

•	Billable block hours increased 4 percent from last year's fourth quarter as ATSG’s fleet continued to grow. The fourth quarter hours were negatively affected by the California wildfires.

MRO Services
On January 1, 2018, ATSG segregated MRO Services as a new reporting segment that includes the results of its aircraft maintenance services and modification services businesses.

MRO Services	Fourth Quarter		Year
($ in thousands)	2018	2017	2018	2017
Revenues	$62,414	$59,274	$207,539	$205,401
Pre-Tax Earnings (Loss)	6,384	2,936	14,499	19,741
Significant Developments:

•	Total fourth-quarter revenues from MRO Services increased 5 percent from the prior year.

•	Pre-tax earnings from MRO Services more than doubled to $6.4 million from $2.9 million from the same period a year ago. The increase reflects higher service hours for ATSG airlines.

Other Activities
Other Activities include arranging logistics services and ground and material handling equipment maintenance services.

Other	Fourth Quarter		Year
($ in thousands)	2018	2017	2018	2017
Revenues	$17,429	$23,611	$79,040	$93,856
Pre-Tax Earnings	638	295	9,107	5,590
Significant Developments:

•
Total revenues from other activities decreased by 26 percent, excluding revenues from reimbursed expenses from 2017. Revenues from external customers, which do not include 2017 revenues for the reimbursement of certain ground services, decreased $6.1 million.

•
The decrease in external revenue excluding reimbursables was driven by the third-quarter termination of ATSG’s support of U.S. Postal Service sort facilities, offset in part by higher contractual rates and additional gateway services provided to Amazon, including cargo handling and related ground support services provided directly at Amazon's gateway location in Tampa.

•
Pre-tax earnings of $0.6 million increased from $0.3 million a year ago. The gain is attributable to better results from ATSG’s minority interest in West Atlantic, and improvement in gateway operations.

Outlook
Hete said, “We expect strong returns in 2019 from our work for the Department of Defense, including charter and ACMI passenger services, as well as for our commercial customers, including Amazon and DHL. We expect to place eight to ten newly converted 767 freighters in service as dry-leased aircraft this year, including the five we will deploy with Amazon in the second half. We also expect overall stronger results from our ACMI Services segment from the addition of Omni Air.”
ATSG currently projects Adjusted EBITDA for 2019 will exceed $445 million, reflecting a full year of contributions from Omni Air and from the freighter aircraft deployed during 2018. Most of the additional cargo aircraft deployments this year will be in the second half. As a result, a greater portion of that growth will occur later in the year. We also expect about $1.5 million in costs to ready crews for the additional 767s we will operate for Amazon.
ATSG projects that 2019 capital expenditures will total about $400 million in 2019, principally to purchase and modify Boeing 767 aircraft for freighter deployments in 2019 and 2020.
Revenue Recognition
In accordance with GAAP requirements effective for 2018, ATSG's revenues related to costs that are directly reimbursed to ATSG and controlled by the customer are now reported net of the corresponding expenses. 2017 GAAP consolidated revenues include such reimbursements. These are principally costs for aircraft fuel, certain contracted aviation services and airport related expenses. After application of the new GAAP revenue rules, Amazon, DHL, and the DoD accounted for 27 percent, 26 percent, and 15 percent, respectively, of ATSG's customer revenues for 2018.

Non-GAAP financial measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitate period-over-period comparisons, and provide additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures are not a substitute for GAAP. The non-GAAP financial measures are reconciled to GAAP results in tables later in this release.
Conference Call
ATSG will host a conference call on February 28, 2019, at 10 a.m. Eastern time to review its financial results for the fourth quarter of 2018. Participants should dial (800) 708-4540 and international participants should dial (847) 619-6397 ten minutes before the scheduled start of the call and ask for conference pass code 48295765. The call will also be webcast live (listen-only mode) via www.atsginc.com. A replay of the conference call will be available by phone on February 28, 2019, beginning at 2 p.m. and continuing through March 7, 2019, at (888) 843-7419 (international callers (630) 652-3042; use pass code 48295765#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; fluctuations in ATSG's traded share price, which may result in mark-to-market charges on certain financial instruments; the number, timing and scheduled routes of our aircraft deployments to customers, changes in general economic and/or industry specific conditions; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
REVENUES	$280,779	$322,971	$892,345	$1,068,200

OPERATING EXPENSES
Salaries, wages and benefits	84,341	76,610	300,514	276,106
Depreciation and amortization	54,070	42,728	178,895	154,556
Maintenance, materials and repairs	39,540	40,605	146,692	141,575
Fuel	21,611	48,445	39,293	149,579
Contracted ground and aviation services	9,176	53,809	16,640	147,092
Travel	13,620	6,847	34,443	27,390
Landing and ramp	2,298	7,933	5,968	22,271
Rent	3,635	3,538	13,899	13,629
Insurance	1,639	1,369	6,112	4,820
Transaction fees	5,264	—	5,264	—
Other operating expenses	12,935	7,194	33,607	31,782
	248,129	289,078	781,327	968,800

OPERATING INCOME	32,650	33,893	111,018	99,400
OTHER INCOME (EXPENSE)
Net gain (loss) on financial instruments	(21,411)	20,424	7,296	(79,789)
Interest expense	(12,463)	(5,365)	(28,799)	(17,023)
Non-service component of retiree benefit costs	2,045	(222)	8,180	(6,105)
Loss from non-consolidated affiliate	(2,868)	(2,190)	(10,468)	(3,135)
Interest income	107	31	251	116
	(34,590)	12,678	(23,540)	(105,936)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,940)	46,571	87,478	(6,536)
INCOME TAX EXPENSE	(3,256)	47,520	(19,595)	28,276

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(5,196)	94,091	67,883	21,740

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	866	1,026	1,402	(3,245)
NET EARNINGS (LOSS)	$(4,330)	$95,117	$69,285	$18,495

EARNINGS (LOSS) PER SHARE - CONTINUING OPERATIONS
Basic	$(0.09)	$1.60	$1.16	$0.37
Diluted	$(0.09)	$1.11	$0.89	$0.36

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	58,740	58,733	58,765	58,907
Diluted	58,740	68,987	68,356	59,686

Certain historical expenses have been reclassified to conform to the presentation above.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$59,322	$32,699
Accounts receivable, net of allowance of $1,444 in 2018 and $2,445 in 2017	147,755	109,114
Inventory	33,536	22,169
Prepaid supplies and other	18,608	20,521
TOTAL CURRENT ASSETS	259,221	184,503

Property and equipment, net	1,555,005	1,159,962
Lease incentive	63,780	80,684
Goodwill and acquired intangibles	535,359	44,577
Convertible note hedges	—	53,683
Other assets	57,220	25,435
TOTAL ASSETS	$2,470,585	$1,548,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$109,843	$99,728
Accrued salaries, wages and benefits	50,932	40,127
Accrued expenses	19,623	10,455
Current portion of debt obligations	29,654	18,512
Unearned revenue	19,082	15,850
TOTAL CURRENT LIABILITIES	229,134	184,672
Long term debt	1,371,598	497,246
Convertible note obligations	—	54,359
Stock warrant obligations	203,782	211,136
Post-retirement obligations	64,485	61,355
Other liabilities	51,905	45,353
Deferred income taxes	113,243	99,444

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 110,000,000 shares authorized; 59,134,173 and 59,057,195 shares issued and outstanding in 2018 and 2017, respectively	591	591
Additional paid-in capital	471,158	471,456
Retained earnings (accumulated deficit)	56,051	(13,748)
Accumulated other comprehensive loss	(91,362)	(63,020)
TOTAL STOCKHOLDERS’ EQUITY	436,438	395,279
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,470,585	$1,548,844

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues
CAM
Aircraft leasing and related revenues	$67,643	$57,813	$245,860	$223,546
Lease incentive amortization	(4,226)	(4,226)	(16,904)	(13,986)
Total CAM	63,417	53,587	228,956	209,560
ACMI Services	193,635	127,152	548,839	459,272
MRO Services	62,414	59,274	207,539	205,401
Other Activities	17,429	23,611	79,040	93,856
Total Revenues	336,895	263,624	1,064,374	968,089
Eliminate internal revenues	(56,116)	(42,465)	(172,029)	(189,309)
Customer Revenues - non reimbursed	280,779	221,159	892,345	778,780
Revenues recorded for reimbursed expenses	—	101,812	—	289,420
Customer Revenues (GAAP)	$280,779	$322,971	$892,345	$1,068,200

Pre-tax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	15,684	15,940	65,576	61,510
ACMI Services	12,724	11,533	17,717	8,557
MRO Services	6,384	2,936	14,499	19,741
Other Activities	638	295	9,107	5,590
Inter-segment earnings eliminated	(5,660)	(1,478)	(12,436)	(11,583)
Net, unallocated interest expense	(4,212)	(667)	(6,729)	(1,322)
Net gain (loss) on financial instruments	(21,411)	20,424	7,296	(79,789)
Other non-service components of retiree benefit costs, net	2,045	(222)	8,180	(6,105)
Transaction fees	(5,264)	—	(5,264)	—
Non-consolidated affiliate	(2,868)	(2,190)	(10,468)	(3,135)
Earnings (loss) from Continuing Operations before Income Taxes (GAAP)	$(1,940)	$46,571	$87,478	$(6,536)

Adjustments to Pre-tax Earnings
Add non-service components of retiree benefit costs, net (gain) loss	(2,045)	222	(8,180)	6,105
Add loss from non-consolidated affiliates	2,868	2,190	10,468	3,135
Add transaction fees	5,264	—	5,264	—
Add lease incentive amortization	4,226	4,226	16,904	13,986
Add net (gain) loss on financial instruments	21,411	(20,424)	(7,296)	79,789
Adjusted Pre-tax Earnings (non-GAAP)	$29,784	$32,785	$104,638	$96,479
Revenues recorded for reimbursed expenses reflect certain revenues that were reported during 2017, prior to the adoption in 2018 of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The adoption of Topic 606 resulted in the netting of these revenues with the directly reimbursed expenses for 2018 financial reporting. This application of Topic 606 did not affect the Company's earnings.
Adjusted Pre-tax Earnings excludes certain items included in GAAP based pre-tax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pre-tax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Earnings (loss) from Continuing Operations Before Income Taxes	$(1,940)	$46,571	$87,478	$(6,536)
Interest Income	(107)	(31)	(251)	(116)
Interest Expense	12,463	5,365	28,799	17,023
Depreciation and Amortization	54,070	42,728	178,895	154,556
EBITDA from Continuing Operations (non-GAAP)	$64,486	$94,633	$294,921	$164,927
Add non-service components of retiree benefit costs, net (gain) loss	(2,045)	222	(8,180)	6,105
Add losses for non-consolidated affiliates	2,868	2,190	10,468	3,135
Add acquisition related transaction fees	5,264	—	5,264	—
Add lease incentive amortization	4,226	4,226	16,904	13,986
Add net (gain) loss on financial instruments	21,411	(20,424)	(7,296)	79,789

Adjusted EBITDA (non-GAAP)	$96,210	$80,847	$312,081	$267,942

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s Senior Credit Agreement to assess financial performance and determine the cost of borrowed funds. The adjustments also exclude the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of lease incentive costs recorded in revenue, and costs from non-consolidated affiliates.

Adjusted EBITDA and EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP. Adjusted EBITDA and EBITDA from Continuing Operations should not be considered in isolation or as substitutes for analysis of the Company's results as reported under GAAP, or as alternative measures of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations, non-GAAP calculations, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below. Management uses Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations to compare the performance of its operating results among periods.

	Three Months Ended				Year Ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings (loss) from Continuing Operations - basic (GAAP)	$(5,196)		$94,091		$67,883		$21,740
Gain from warrant revaluation, net tax	—		(17,551)		(7,118)		—
Earnings (loss) from Continuing Operations - diluted (GAAP)	(5,196)	$(0.09)	76,540	$1.11	60,765	$0.89	21,740	$0.36
Adjustments, net of tax
Loss from warrant revaluation [1]	17,156	0.24	—	—	—	—	77,464	1.18
Lease incentive amortization [2]	3,094	0.05	2,692	0.04	12,910	0.18	16,400	0.27
Pension settlement charge [3]	—	—	—	—	—	—	3,400	0.06
Loss from joint venture [4]	2,110	0.04	1,395	0.02	7,993	0.12	1,997	0.03
Omni acquisition fees [5]	4,020	0.07	—	—	4,020	0.06	—	—
Derivative revaluation [6]	2,881	0.05	(1,049)	(0.02)	6	—	(873)	(0.01)
Effect of 2017 tax law [7]	—	—	(59,944)	(0.87)	—	—	(59,944)	(1.00)
Adjusted Earnings from Continuing Operations (non-GAAP)	$24,065	$0.36	$19,634	$0.28	$85,694	$1.25	$60,184	$0.89

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted	58,740		68,987		68,356		59,686
Additional weighted average shares [1]	8,806		—		—		7,838
Adjusted Shares (non-GAAP)	67,546		68,987		68,356		67,524

Adjusted Earnings from Continuing Operations and Adjusted Earnings per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.
Adjustment removes the unrealized losses for a large grant of stock warrants granted to a customer as a lease incentive. Under U.S. GAAP, these warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses created by an increased trading value for the Company's shares.

2.	Adjustment removes the amortization of the customer lease incentive which is recorded against revenue over the term of the related aircraft leases.

3.	Removes the pension charge to settle certain retirement obligations of former employees through the purchase of a third party group annuity contract during the third quarter of 2017.

4.	Adjustment removes losses for the Company's share of development costs for a joint venture accounted for under the equity method.

5.	Adjustment removes the fees incurred for the acquisition of Omni Air International, Inc.

6.	Adjustment removes gains or losses from derivative interest rate revaluations.

7.	Removes the effects of U.S. federal tax rate changes on deferred tax assets and deferred tax liabilities due to the enactment of the Tax Cuts and Jobs Act.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	December 31,	December 31,	December 31,
	2017	2018	2019 Projected

B767-200 Freighter	36	34	35
B767-200 Passenger [1]	—	3	3
B767-300 Freighter	25	33	42
B767-300 Passenger [1]	—	7	7
B777-200 Passenger	—	3	3
B757-200 Freighter	4	4	4
B757 Combi	4	4	4
B737-400 Freighter	1	2	2
Total Aircraft in Service	70	90	100

B767-300 in or awaiting cargo conversion	6	5	5
B737-400 in or awaiting cargo conversion	1	—	—
B767-200 staging for lease	—	1	—
Total Aircraft	77	96	105

Aircraft in Service Deployments
	December 31,	December 31,	December 31,
	2017	2018	2019 Projected

Dry leased without CMI	18	28	36
Dry leased with CMI	33	31	34
ACMI/Charter	19	31	30

1.	Includes one Boeing 767-300ER passenger aircraft and one 767-200ER passenger aircraft that are leased from external companies.